UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 24, 2017

GH CAPITAL INC.

(Exact name of registrant as specified in its charter)
Florida	333-211778	38-3955212
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

200 South Biscayne Boulevard, Suite 2790 , Miami, FL		33131
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (305) 714- 9397

 N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 – Corporate Governance and Management

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers.

On May 24, 2017, the Board of Directors of GH Capital, Inc. (the “Company”) appointed William Eilers as Director. Per the policy of the Board of Director, pursuant to Section 2.14 of the Bylaws of the Company, the Board of Directors has issued Mr. Eilers 500,000 shares of common capital stock of the Company.

Familial Relationships

There are no familial relationships between William Eilers and the Company.

Biographical Information

William Eilers, Director – 39

Mr. Eilers has been a securities attorney for ten years focusing his practice on mid and micro cap securities transactions. Mr. Eilers is well versed the requirements of SEC compliance as it relates to issuers and securities transactions. He has provided services related to private securities transactions, private raises under federal securities laws, corporate governance, capital structures, going public transactions, mergers, corporate actions, and OTC Markets alternative reporting compliance. Mr. Eilers also provides general consulting services related to fund raising and going public. Recently, Mr. Eilers has begun to focus on the implementation of equity crowdfunding and its application in underserved communities in rural Appalachia. Mr. Eilers is a graduate of North Carolina State University, magna cum laude, and received his juris doctorate from the University of Miami School of Law.

Litigation

During the past ten years, William Eilers has not been the subject of the following events:

1.	A petition under the Federal bankruptcy laws or any state insolvency law was filed by or against, or a receiver, fiscal agent or similar officer was appointed by a court for the business or property of such person, or any partnership in which he was a general partner at or within two years before the time of such filing, or any corporation or business association of which he was an executive officer at or within two years before the time of such filing;
2.	Convicted in a criminal proceeding or is a named subject of a pending criminal proceeding (excluding traffic violations and other minor offenses);
3.	The subject of any order, judgment, or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining him from, or otherwise limiting, the following activities:
a.	Acting as a futures commission merchant, introducing broker, commodity trading advisor, commodity pool operator, floor broker, leverage transaction merchant, any other person regulated by the Commodity Futures Trading Commission, or an associated person of any of the foregoing, or as an investment adviser, underwriter, broker or dealer in securities, or as an affiliated person, director or employee of any investment company, bank, savings and loan association or insurance company, or engaging in or continuing any conduct or practice in connection with such activity;
b.	Engaging in any type of business practice; or
c.	Engaging in any activity in connection with the purchase or sale of any security or commodity or in connection with any violation of Federal or State securities laws or Federal commodities laws;
4.	The subject of any order, judgment or decree, not subsequently reversed, suspended or vacated, of any Federal or State authority barring, suspending or otherwise limiting for more than 60 days the right of such person to engage in any activity described in paragraph 3.i in the preceding paragraph or to be associated with persons engaged in any such activity;

5.	Was found by a court of competent jurisdiction in a civil action or by the Commission to have violated any Federal or State securities law, and the judgment in such civil action or finding by the Commission has not been subsequently reversed, suspended, or vacated;
6.	Was found by a court of competent jurisdiction in a civil action or by the Commodity Futures Trading Commission to have violated any Federal commodities law, and the judgment in such civil action or finding by the Commodity Futures Trading Commission has not been subsequently reversed, suspended or vacated;
7.	Was the subject of, or a party to, any Federal or State judicial or administrative order, judgment, decree, or finding, not subsequently reversed, suspended or vacated, relating to an alleged violation of:
a.	Any Federal or State securities or commodities law or regulation; or
b.	Any law or regulation respecting financial institutions or insurance companies including, but not limited to, a temporary or permanent injunction, order of disgorgement or restitution, civil money penalty or temporary or permanent cease-and-desist order, or removal or prohibition order, or
c.	Any law or regulation prohibiting mail or wire fraud or fraud in connection with any business entity; or
8.	Was the subject of, or a party to, any sanction or order, not subsequently reversed, suspended or vacated, of any self-regulatory organization (as defined in Section 3(a)(26) of the Exchange Act (15 U.S.C. 78c(a)(26))), any registered entity (as defined in Section 1(a)(29) of the Commodity Exchange Act (7 U.S.C. 1(a)(29))), or any equivalent exchange, association, entity or organization that has disciplinary authority over its members or persons associated with a member.

Material Plans, Contracts or Other Arrangements

William Eilers is not a party to any material plan, contract or arrangement (whether or not written) to which a covered officer is a party or in which he or she participates that is entered into or material amendment in connection with the triggering event or any grant or award to any such covered person or modification thereto, under any such plan, contract or arrangement in connection with any such event.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GH Capital, Inc.
(Registrant)
Date:	May 25, 2017
		By:	/s/ Wolfgang Ruecker
		Name:	Wolfgang Ruecker
		Title:	Director, Chief Executive Officer, Chief Financial Officer